                                                                 EXHIBIT 10.16

                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG


               MULTIMEDIA KID - INTELLIGENCE IN EDUCATION LTD.,

                            AN ISRAELI CORPORATION
                                   ("MKID"),


                                      AND


                     THE SHAREHOLDERS (THE "SHAREHOLDERS")
                                   OF MKID,


                                      AND


                                 SCOOP, INC.,

                            A DELAWARE CORPORATION
                                   ("SCOOP")

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                               TABLE OF CONTENTS

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ARTICLE I.  THE TRANSACTION.......................................................    1

SECTION 1.1. THE TRANSACTION......................................................    1
SECTION 1.2. TAX CONSEQUENCES.....................................................    1
SECTION 1.3. [OMITTED]............................................................    2
SECTION 1.4. BOARD OF DIRECTORS...................................................    2
SECTION 1.5. PAYMENT TO PMD.......................................................    2

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF MKID...............................    2

SECTION 2.1. CORPORATE ORGANIZATION...............................................    2
SECTION 2.2. CAPITALIZATION.......................................................    2
SECTION 2.3. AUTHORITY; NO VIOLATION..............................................    3
SECTION 2.4. CONSENTS AND APPROVALS...............................................    3
SECTION 2.5. [OMITTED]............................................................    4
SECTION 2.6. REGULATORY DOCUMENTS.................................................    4
SECTION 2.7. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES........................    4
SECTION 2.8. BROKER'S FEES........................................................    4
SECTION 2.9. ABSENCE OF CERTAIN CHANGES OR EVENTS.................................    4
SECTION 2.10. LEGAL PROCEEDINGS...................................................    5
SECTION 2.11. TAXES AND TAX RETURNS...............................................    5
SECTION 2.12. EMPLOYEES...........................................................    6
SECTION 2.13. COMPLIANCE WITH APPLICABLE LAW......................................    6
SECTION 2.14. CERTAIN CONTRACTS...................................................    6
SECTION 2.15. ENVIRONMENTAL LIABILITY.............................................    7
SECTION 2.16. TITLE TO PROPERTIES; CONDITION OF PROPERTIES........................    7
SECTION 2.17. REAL PROPERTY.......................................................    7
SECTION 2.18. TERMINATION OF BUSINESS RELATIONSHIPS...............................    7
SECTION 2.19. CONDITION OF BUILDINGS AND PERSONAL PROPERTY........................    8
SECTION 2.20. INSURANCE...........................................................    8
SECTION 2.21. ALL BUSINESS CONDUCTED BY MKID......................................    8
SECTION 2.22. TRADE SECRETS, PATENTS, COPYRIGHTS, TRADEMARKS,
              SERVICE MARKS, TRADE NAMES, KNOW-HOW................................    8
SECTION 2.23. GRANTS, INCENTIVES AND SUBSIDIES....................................    8

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..................    9

SECTION 3.1. STOCK OWNERSHIP; RESIDENCE...........................................    9
SECTION 3.2. AUTHORIZATION........................................................    9
SECTION 3.3. SECURITIES ACT REPRESENTATIONS.......................................    9

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SCOOP..............................   10

SECTION 4.1. CORPORATE ORGANIZATION...............................................   10
SECTION 4.2. CAPITALIZATION.......................................................   10
SECTION 4.3. AUTHORITY; NO VIOLATION..............................................   11
SECTION 4.4. CONSENTS AND APPROVALS...............................................   11
SECTION 4.5. VOTE REQUIRED........................................................   11
SECTION 4.6. SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.........   12
SECTION 4.7. BROKER'S FEES........................................................   12
SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS.................................   12
SECTION 4.9. LEGAL PROCEEDINGS....................................................   13
SECTION 4.10. TAXES AND TAX RETURNS...............................................   14
SECTION 4.11. EMPLOYEES...........................................................   14
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                                       i


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SECTION 4.12. COMPLIANCE WITH APPLICABLE LAW......................................   15
SECTION 4.13. CERTAIN CONTRACTS...................................................   15
SECTION 4.14. ENVIRONMENTAL LIABILITY.............................................   15
SECTION 4.15. TERMINATION OF BUSINESS RELATIONSHIPS...............................   16
SECTION 4.16. CONDITION OF BUILDINGS AND PERSONAL PROPERTY........................   16
SECTION 4.17. INSURANCE...........................................................   16
SECTION 4.18. ALL BUSINESS CONDUCTED BY SCOOP.....................................   16
SECTION 4.19. TRADE SECRETS, PATENTS, COPYRIGHTS, TRADEMARKS, SERVICE MARKS,
              TRADE NAMES, KNOW-HOW...............................................   16

ARTICLE V.  COVENANTS RELATING TO CONDUCT OF BUSINESS.............................   17

SECTION 5.1. CONDUCT OF BUSINESSES PRIOR TO THE CLOSING...........................   17
SECTION 5.2. FORBEARANCES.........................................................   17
SECTION 5.3. DISPOSITION OF SCOOP BUSINESSES......................................   18
SECTION 5.4. DISPOSITIONS BY MKID.................................................   18
SECTION 5.5. NO SOLICITATION OF TRANSACTIONS......................................   19

ARTICLE VI.  ADDITIONAL AGREEMENTS................................................   19

SECTION 6.1. REGULATORY MATTERS...................................................   19
SECTION 6.2. ACCESS TO INFORMATION................................................   20
SECTION 6.3. STOCKHOLDERS' APPROVALS..............................................   20
SECTION 6.4. LEGAL CONDITIONS TO TRANSACTION......................................   21
SECTION 6.5. [OMITTED]............................................................   21
SECTION 6.6. STOCK EXCHANGE LISTING...............................................   21
SECTION 6.7. [OMITTED]............................................................   21
SECTION 6.8. DIRECTORS' AND OFFICERS' INSURANCE...................................   21
SECTION 6.9. ADDITIONAL AGREEMENTS................................................   22
SECTION 6.10. ADVICE OF CHANGES...................................................   22
SECTION 6.11. TAX TREATMENT.......................................................   22

ARTICLE VII.  CONDITIONS PRECEDENT................................................   22

SECTION 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTION......   22
SECTION 7.2. CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS............................   23
SECTION 7.3. CONDITIONS TO OBLIGATIONS OF SCOOP...................................   25

ARTICLE VIII.  TERMINATION AND AMENDMENT..........................................   25

SECTION 8.1. TERMINATION..........................................................   25
SECTION 8.2. EFFECT OF TERMINATION................................................   26
SECTION 8.3. AMENDMENT............................................................   26
SECTION 8.4. EXTENSION; WAIVER....................................................   26

ARTICLE IX.  GENERAL PROVISIONS...................................................   26

SECTION 9.1. CLOSING..............................................................   27
SECTION 9.2. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS;
             AGREEMENTS OF SHAREHOLDERS ARE SEVERAL AND NOT JOINT, ETC............   27
SECTION 9.3. EXPENSES.............................................................   27
SECTION 9.4. NOTICES..............................................................   27
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                                      ii

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SECTION 9.5. INTERPRETATION.......................................................   28
SECTION 9.6. COUNTERPARTS AND FACSIMILE...........................................   28
SECTION 9.7. ENTIRE AGREEMENT.....................................................   28
SECTION 9.8. GOVERNING LAW........................................................   29
SECTION 9.9. SEVERABILITY.........................................................   29
SECTION 9.10. PUBLICITY...........................................................   29
SECTION 9.11. ASSIGNMENT; THIRD PARTY BENEFICIARIES...............................   29
SECTION 9.12. [OMITTED]...........................................................   29
SECTION 9.13. ENFORCEMENT OF THE AGREEMENT........................................   29

EXHIBIT A:  CERTIFICATE OF DESIGNATIONS

SCHEDULES:     MKID DISCLOSURE SCHEDULE
               SCOOP DISCLOSURE SCHEDULE
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                                       iii

                           STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of May 7, 1998, by and among MULTIMEDIA KID - INTELLIGENCE IN EDUCATION LTD., an Israeli corporation ("MKID"), the SHAREHOLDERS of MKID which are listed at the foot of this Agreement (the "Shareholders"), and SCOOP, Inc., a Delaware corporation ("Scoop").

                                   RECITALS

          WHEREAS, the Shareholders own 2,000 ordinary shares of stock of MKID, and such shares (the "MKID Shares") constitute all of the outstanding capital stock of MKID;

          WHEREAS, the Shareholders and the Board of Directors of Scoop have each determined that it is in the best interests of the Shareholders and of Scoop and its shareholders for Scoop to acquire the MKID Shares by way of the terms and conditions set forth herein (the "Transaction"), with the shareholders of MKID receiving securities of Scoop in exchange for their MKID Shares and with MKID thereby becoming a wholly owned subsidiary of Scoop; and

          WHEREAS, the parties hereto have each determined that the Transaction should be conditioned upon the completion of an equity or debt offering by Scoop from which Scoop will receive a minimum of $5.0 million in net proceeds; and

          WHEREAS, for federal income tax purposes it is intended that the Transaction qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes it is intended that the Transaction be accounted for as a purchase; and

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Transaction and also to prescribe certain conditions to the Transaction.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                THE TRANSACTION

          Section 1.1. THE TRANSACTION. At the Closing (as defined herein), the Shareholders shall deliver to Scoop certificates representing all of the MKID Shares, properly endorsed to effectuate the transfer thereof to Scoop.
In exchange for such Shareholder's MKID Shares, Scoop shall issue (i) to each Shareholder 1,066.6665 shares of Common Stock of Scoop, par value $.001 per share (each a "Common Share"), for each MKID Share owned by such Shareholder (for an aggregate of 2,133,333 shares for all 2,000 MKID Shares), and one share of Series A Preferred Stock of Scoop, par value $.001 per share (each a
 "Preferred Share"), for each MKID Share owned by such Shareholder (for an aggregate of 2,000 shares for all 2,000 MKID Shares) and (ii) to the persons designated by the Shareholders, 3,000,000 Common Shares. The Certificate of Designations for the Preferred Shares shall be in the form of Exhibit A.

          Section 1.2. TAX CONSEQUENCES. It is intended that the Transaction shall constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

          Section 1.3     [Omitted].

          Section 1.4. BOARD OF DIRECTORS. At the Closing, the Board of Directors of Scoop shall be restructured to consist of David Rubner, Rand Bleimeister, Pessie Goldenberg, two representatives to be designated prior to the Closing by the Shareholders other than Messrs. Rubner and Goldenberg, and two independent directors who are mutually acceptable to both Scoop and the Shareholders.

          Section 1.5 PAYMENT TO PMD. At the Closing and as a condition to the Closing, Scoop will, by way of the payments referred to in the next sentence, pay to PMD Education Technologies Systems (1992) Ltd. ("PMD") $1,443,000 to discharge an obligation by MKID to PMD under the agreements between MKID and PMD dated January 1996 and April 1998 which are referred to in the MKID Disclosure Schedule. PMD is a third party beneficiary of this
Section 1.5 and is entitled to enforce it notwithstanding anything to the contrary in this Agreement; provided, however, that if the Closing does not occur, Scoop is under no obligation whatsoever to make any payments to PMD. The $1,443,000 amount will prior to the Closing be deposited into escrow with Shareholders' counsel out of the proceeds of the financing referred to in
Section 7.1(b), and shall at the Closing be paid by such escrow agent directly to PMD.

                                    ARTICLE  II.

                    REPRESENTATIONS AND WARRANTIES OF MKID

          MKID hereby represents and warrants to Scoop as follows:

          Section 2.1     CORPORATE ORGANIZATION.

                    (a) MKID is a corporation duly organized, validly existing and in good standing under the laws of Israel. MKID has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have or reasonably be expected to have a Material Adverse Effect (as defined below) on MKID. As used in this Agreement, the term "Material Adverse Effect" means, with respect to MKID or Scoop, as the case may be, a material adverse effect on the business, results of operations or financial condition of such party or a material adverse effect on such party's ability to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded any effect on the referenced party the cause of which is (i) any change in generally accepted accounting principles or (ii) any action or omission of MKID or Scoop taken with the prior written consent of Scoop or MKID, as applicable, in contemplation of the Transaction. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, any equity interests of which are owned by such party, or which is consolidated with such party for financial reporting purposes. The copies of the organizational documents of MKID which have previously been made available to Scoop are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                    (b)   MKID has no Subsidiaries.

          Section 2.2.    CAPITALIZATION.

                    (a) The authorized capital stock of MKID consists of 23,000 ordinary shares. At the close of business on March 31, 1998, there were 2,000 ordinary shares of MKID outstanding, no shares of MKID Preferred Stock outstanding and no shares of MKID held in MKID's treasury and, except for such shares, there were no other shares of MKID capital stock outstanding. All of the issued and outstanding ordinary shares of MKID have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) as set forth in Section 2.2 of the disclosure schedule of MKID delivered to Scoop concurrently herewith (the "MKID Disclosure

Schedule") and (ii) as set forth elsewhere in this Section 2.2(a), MKID does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any ordinary shares or any other equity securities of MKID or any securities representing the right to purchase or otherwise receive any ordinary shares of MKID or any other equity securities of MKID, or requiring MKID to repurchase, redeem or otherwise acquire any shares of its capital stock. There are no bonds, debentures, notes or other indebtedness of MKID having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of MKID may vote. Except as set forth in Section 2.2 of the MKID Disclosure Schedule, MKID has not issued any shares of its capital stock.

                    (b)   [Omitted].

          Section 2.3.    AUTHORITY; NO VIOLATION.

                    (a) MKID has full corporate power and authority to execute and deliver this Agreement and the other documents contemplated to be executed and delivered by MKID in connection with the transactions contemplated hereby (this Agreement together with such other documents, collectively, the "MKID Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the MKID Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of MKID. The Transaction has been approved by the Board of Directors of MKID and the Shareholders, and no other corporate proceedings on the part of MKID are necessary to approve MKID Documents and to consummate the transactions contemplated hereby and thereby. Each of MKID Documents has been duly and validly executed and delivered by MKID and (assuming due authorization, execution and delivery by Scoop) this Agreement constitutes a valid and binding obligation of MKID, enforceable against MKID in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                    (b) Except as set forth in Section 2.3 of the MKID Disclosure Schedule, neither the execution and delivery of MKID Documents by MKID nor the consummation by MKID of the transactions contemplated hereby and thereby, nor compliance by MKID with any of the terms or provisions hereof or thereof, will (i) violate any provision of the charter documents of MKID or
(ii) assuming that the consents and approvals referred to in Section 2.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MKID or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of MKID under, any of the terms, conditions or provisions of any MKID Contract (as defined in Section 2.14) or any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MKID is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have and would not reasonably be expected to have a Material Adverse Effect on MKID.

          Section 2.4. CONSENTS AND APPROVALS. Except for (i) the consents and approvals set forth in Section 2.4 of the MKID Disclosure Schedule, and
(ii) the consents and approvals of third parties which are not Governmental Entities (as defined below), the failure of which to obtain will not have and would not be reasonably expected to have a Material Adverse Effect on MKID, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by MKID of MKID Documents and (B) the consummation by MKID of the Transaction and the other transactions contemplated hereby and thereby.

          Section 2.5     [OMITTED].

          Section 2.6. REGULATORY DOCUMENTS. MKID has timely filed all required reports, schedules, forms, statements and other documents with the Office of Chief Scientist of the Israeli Ministry of Trade and Industry and the Israel Investment Center. None of such filings at the time of filing contained any untrue statement of a material fact or omitted to state any material required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filings with such entities.

          Section 2.7 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. MKID has previously delivered to Scoop copies of (a) the audited consolidated balance sheets of MKID as of and for the fiscal years ended December 31, 1996 and 1997 (collectively, the "MKID Balance Sheets") and the related audited statements of income, changes in shareholders' equity and cash flows, in each case accompanied by the audit report of Coopers & Lybrand LLP independent public accountants with respect to MKID. Each of the balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly, in all material respects, the financial position of MKID as of the dates thereof, and the other financial statements referred to in the preceding sentence present fairly the results of MKID's operations and its cash flows for the respective periods therein set forth. Each of such financial statements (including the related notes, where applicable) has been conformed to be in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved and are consistent with MKID's books and records. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of MKID for the fiscal year ended December 31, 1997 included in the MKID Balance Sheets, and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997, MKID has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on MKID.

          Section 2.8 BROKER'S FEES. The fees of any brokers or finders engaged by, or claiming right to payment through, MKID or the Shareholders shall be paid and discharged by the Shareholders.

          Section 2.9.    ABSENCE OF CERTAIN CHANGES OR EVENTS.

                    (a) Except as set forth in Section 2.9 of the MKID Disclosure Schedule , since December 31, 1997, no event (including, without limitation, any act of God) has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on MKID.

                    (b) Except as set forth in Section 2.9 of the MKID Disclosure Schedule, since December 31, 1997, MKID has carried on its business in all material respects in the ordinary course of business, and MKID has not: (i) except for normal increases in the ordinary course of business consistent with past practice and except as required by applicable law, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any officer, director, employee or other person receiving compensation of any nature from MKID other than persons newly hired for such position, from the amount thereof in effect as of December 31, 1997, or granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, in each case to any such officer, director, employee or other person, other than pursuant to preexisting agreements or arrangements, (ii) made any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of MKID, (iii) effectuated any split, combination or reclassification of any of MKID's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock, (iv) made any change in its accounting methods, principles or practices, except insofar as may have been required to conform with GAAP; (v) suffered any strike, work stoppage, slow-down or other labor disturbance;
(vi) incurred, assumed, or guaranteed any indebtedness or liability for or in respect of borrowed money; (vii) sold, leased, transferred or assigned any asset (tangible or intangible) of MKID except for a fair consideration and in the ordinary course of business; (viii) canceled, settled or compromised any claim or debt due to or owing to MKID, otherwise than in the ordinary course of business; (ix) waived or released any of its rights; (x) negotiated or executed any arrangement, agreement or understanding to which it is a party which cannot be terminated by it on notice of 30 days or less without cost or penalty; (xi)
                                      4
incurred any capital expenditure other than in the ordinary course of its business in an aggregate amount that exceeds $100,000; (xii) acquired or agreed to acquire in any manner, including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof; or (xiii) entered into any other material transaction, contract or commitment other than in the ordinary course of business.

          Section 2.10.   LEGAL PROCEEDINGS.

                    (a) Except as set forth in Section 2.10 of the MKID Disclosure Schedule, MKID is not a party to any, and there are no pending or, to the best of MKID's knowledge after due inquiry, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against MKID or challenging the validity or propriety of the transactions contemplated by the MKID Documents as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on MKID.

                    (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon MKID or the assets of MKID which has had, or would reasonably be expected to have, a Material Adverse Effect on MKID.

          Section 2.11.   TAXES AND TAX RETURNS.

                    (a) MKID has timely filed or caused to be filed, and has heretofore furnished to MKID true and complete copies of, any returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws ("Tax Returns") with respect to MKID, except where the failure to file timely such Tax Returns would not have and would not reasonably be expected to have a Material Adverse Effect on MKID. All Taxes due, whether or not shown to be due on such Tax Returns, have been paid or adequate reserves have been established for the payment of such Taxes, except where the failure to pay or establish adequate reserves would not have and would not reasonably be expected to have a Material Adverse Effect on MKID. Except as set forth in
Section 2.11 of the MKID Disclosure Schedule, no material (i) audit or examination of any Tax Return with respect to MKID is currently in progress or has been conducted and MKID has not received notice of any proposed audit or examination, (ii) deficiencies for any taxes have been proposed, asserted or assessed or (iii) refund litigation with respect to any Tax Return is pending. All material Tax Returns filed by MKID are complete and accurate in all material respects. Since the date of the financial statements furnished to Scoop pursuant to Section 2.7 hereof, MKID has not incurred any liability for taxes other than in the ordinary course of business. Except as set forth in Section 4.3 of the MKID Disclosure Schedule, to the best knowledge of MKID after due inquiry, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material tax described in the preceding sentence will be imposed upon MKID. To the best knowledge of MKID after due inquiry, no deficiencies for any taxes have been proposed, asserted or assessed against MKID, and no requests for waivers of the time to assess any such taxes are pending.

                    (b)   [Omitted].

                    (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

          Section 2.12.   EMPLOYEES.

                    (a) Section 2.12 of the MKID Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Plans") by MKID. Since December 31, 1997, the date of MKID's most recent audited financial statements, there has not been any adoption or amendment in any material respect of any of the Plans.

                    (b) Except as set forth in Section 2.12 of the MKID Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan or any policy or arrangement or any employment, severance or other agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director. The only severance agreements or severance policies applicable to MKID are the agreements and policies specifically referred to in Section 2.12 of the MKID Disclosure Schedule, and there are no other employment or severance contracts or other agreements requiring payments to be made on a change of control or otherwise as a result of the consummation of any of the transactions hereunder.

          Section 2.13. COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in Section 2.13 of the MKID Disclosure Schedule, MKID holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied with and is not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to MKID, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or reasonably be executed to have a Material Adverse Effect on MKID, and MKID does not know of, and has not received notice of, any violations of any of the above which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on MKID.

          Section 2.14.   CERTAIN CONTRACTS.

                    (a) Except as set forth in Section 2.14 of the MKID Disclosure Schedule, MKID is not a party to and is not bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which materially restricts the conduct of any line of business by MKID, (iii) evidencing or concerning any loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of MKID is evidenced or (iv) with or to a labor union or guild (including any collective bargaining agreement). MKID has made available to MKID true and correct copies of all employment, consulting and deferred compensation agreements to which MKID is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 2.14, other than MKID Documents, whether or not set forth in Section
2.14 of the MKID Disclosure Schedule, is referred to herein as a "MKID Contract," and MKID does not know of, and has not received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on MKID.

                    (b) (i) Each MKID Contract is valid and binding and in full force and effect, (ii) MKID has in all material respects performed all obligations required to be performed by it to date under each MKID Contract,
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a default on the part of MKID under any such MKID Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on MKID and (iv) except as disclosed in Section 2.14 of the MKID Disclosure Schedule, MKID has received all payments due MKID under the MKID Contracts.

          Section 2.15.   ENVIRONMENTAL LIABILITY. Except as set forth in
Section 2.15 of the MKID Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on MKID of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the "Environmental Laws"), pending or, to the best knowledge of MKID after due inquiry, threatened, against MKID, which liability or obligation would have or would reasonably be expected to have a Material Adverse Effect on MKID. To the best knowledge of MKID after due inquiry, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would have or would reasonably be expected to have a Material Adverse Effect on MKID. To the best knowledge of MKID after due inquiry, during or prior to the period of (i) its ownership or operation of any of its current properties, (ii) its participation in the management of any property, or (iii) its holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property. MKID is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would have or would reasonably be expected to have a Material Adverse Effect on MKID.

          Section 2.16.   TITLE TO PROPERTIES; CONDITION OF PROPERTIES.
Section 2.16 of the MKID Disclosure Schedule lists and reasonably describes all real property used in MKID's business. Except as set forth on the MKID Disclosure Schedule: MKID has good, valid and marketable title (in fee simple absolute in the case of real property) to all properties and assets used in its business, except for leased properties and assets; none of those owned properties is subject to any mortgage, deed of trust, pledge, lien, claim, charge, equity, covenant, condition, restriction, easement, right-of-way or encumbrance, except (i) liens, claims, charges and encumbrances disclosed, or reserved against, in the MKID Balance Sheets, (ii) liens for current taxes not yet due and payable, and (iii) minor imperfections of title not material (individually or in the aggregate) and not materially detracting from the value, or the use MKID make, of the property in question.

          Section 2.17.   REAL PROPERTY. [Omitted].

          Section 2.18. TERMINATION OF BUSINESS RELATIONSHIPS. No supplier of MKID, and no person presently a customer, agent, employee or independent contractor, licensor or licensee of MKID, has evidenced to MKID any intention to cancel or otherwise terminate its business relationship with MKID. No employee of MKID has notified it of his or her intent or desire to terminate employment.

          Section 2.19. CONDITION OF BUILDINGS AND PERSONAL PROPERTY. All of the buildings, fixtures, machinery and equipment owned or used by MKID are in good operating condition and repair, and comply in all material respects with applicable zoning, building and fire codes. Each building and each such item of personal property is covered by one of the insurance policies referred to in Section 2.20.

          Section 2.20. INSURANCE. MKID has valid, outstanding and enforceable policies of insurance issued by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by persons in the same or similar lines of business, in coverage amounts normally carried by such persons and in any event sufficient to avoid MKID being liable as co-insurer. MKID has had general third-party liability coverage continuously in effect for at least three years. Section 2.20 of the MKID Disclosure Schedule generally describes the insurance policies under which MKID is the named insured. All such policies will remain in effect at least through the Closing.

          Section 2.21. ALL BUSINESS CONDUCTED BY MKID. The business and operations of MKID are conducted exclusively by it, and not by any other business entity whether or not affiliated with MKID.

          Section 2.22. TRADE SECRETS, PATENTS, COPYRIGHTS, TRADEMARKS, SERVICE MARKS, TRADE NAMES, KNOW-HOW. Section 2.22 of the MKID Disclosure Schedule contains information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning:
(i) trade secrets, patents, copyrights, trademarks, trade names and service marks, and all currently pending applications for any thereof (collectively "Proprietary Matter"), held by MKID or any person affiliated with MKID; (ii) any licenses granted by MKID to others under any Proprietary Matter; and
(iii) any licenses granted to MKID relating to any Proprietary Matter owned by others. None of MKID's Proprietary Matter is, to its knowledge, being infringed upon by any other person or entity and no proceedings have been instituted or threatened (or, to the best of MKID's knowledge after due inquiry, are pending) that challenge the validity of the ownership or use of any Proprietary Matter by MKID. MKID owns (or possesses adequate and enforceable licenses or other rights to use) all Proprietary Matter now used or proposed to be used in its business and MKID has not received any notice of conflict with the asserted rights of others with respect to any Proprietary Matter. To the best of its knowledge, MKID's Proprietary Matter is, and has at all times been, maintained on a confidential "need-to-know" basis. None of MKID's confidential information has been misappropriated from others. Subject to payment therefor at the Closing, MKID has obtained from PMD complete right, title and interest to all intellectual property referenced in that certain agreement dated January 21, 1996 between Scoop and PMD.

          Section 2.23.   GRANTS, INCENTIVES AND SUBSIDIES.

                    (a) Section 2.23 of the MKID Disclosure Schedule provides a complete list of all grants, incentives and subsidies ("Grants") from the government of the State of Israel or any agency thereof to MKID, including, without limitation, (i) Approved Enterprise Status and (ii) grants from the officer of the Chief Scientist. Correct copies of all applications submitted by MKID to the Investment Center for receipt of Approved Enterprise Status in accordance with the Encouragement of Capital Investments Law--1959 ("Investment Center") and of all letters of approval, and supplements thereto, granted to MKID by the Investment Center will be made available to Scoop upon request.

                    (b) Section 2.23 of the MKID Disclosure Schedule lists each tax incentive to which MKID is entitled under the laws of the State of Israel, the period for which such tax incentive applies, and the nature of such tax incentive.

                                 ARTICLE III.

              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          Section 3.1.    STOCK OWNERSHIP; RESIDENCE.

                    (a) Each Shareholder is and will be immediately prior to the Closing the lawful owner, of record and beneficially, of the entire right, title and interest in and to the number of MKID Shares set forth in
Section 2.2 of the MKID Disclosure Schedule, free and clear of all encumbrances and other restrictions of every character, except such restrictions as may arise under applicable federal and state securities laws and regulations.

                    (b) The MKID Shares are legally and validly authorized and issued, fully paid and nonassessable, and none of such shares were issued in violation of the preemptive rights of any person.

                    (c) Delivery of the MKID Shares at the Closing will vest title to the MKID Shares in Scoop, free and clear of any encumbrances and restrictions or rights of third parties of every character.

                    (d) Each of the Shareholders' principal residence has previously been provided to Scoop.

          Section 3.2. AUTHORIZATION. Each Shareholder has necessary power (corporate or otherwise) power and authority to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of the Shareholders and is a valid and binding obligation of each of the Shareholders, enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          Section 3.3.    Securities Act Representations.

                    (a) Each Shareholder represents that he or it understands that the Common Stock and Preferred Stock (collectively, the "Scoop Stock") to be issued and delivered to him at Closing pursuant to this Agreement will not have been registered pursuant to the registration requirements of the Securities Act and that the resale of all shares of Scoop Stock is subject to Rule 145 of the rules and regulations thereunder. Each Shareholder represents that he or it is acquiring the Scoop Stock for its own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. Each Shareholder has been advised that as of the date hereof he may be deemed to be an "affiliate" of Scoop, as that term is defined for purposes of paragraphs (c) and (d) of Rule 144 and 145 and each Shareholder represents that he or it has been advised that, as a result, the Scoop Stock must be held indefinitely unless a sale of the Scoop Stock is made in conformity with the volume and other limitations of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Each Shareholder further represents that he or it has been advised that since the Scoop Stock has not been registered under the Securities Act, the Scoop Stock must be held indefinitely unless (i) the distribution of the Scoop Stock has been registered under the Securities Act, (ii) a sale of the Scoop Stock is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Scoop, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of the Scoop Stock.

                    (b) Each Shareholder represents that he or it has been advised and understands that stop transfer instructions will be given to Scoop's transfer agents with respect to the Scoop Stock and that a legend setting forth the applicable restrictions on transfer, if any, will be placed on the certificates for the Scoop Stock issuable under Section 1.1, or any substitutions therefor.

                    (c) Each Shareholder represents that he or it is an "accredited investor" as such term is defined under Regulation D promulgated under the Securities Act and that he or it has such knowledge and experience in financial and business affairs that he or it is capable of evaluating, alone, the merits and risks of an investment in Scoop. Each Shareholder represents that he or it has received and reviewed copies of the most recent annual report on Form 10-KSB filed by Scoop under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Shareholder represents that he or it has had an opportunity to ask questions and receive answers concerning the terms of this Agreement and the foregoing information provided by Scoop and to obtain any other information from Scoop such Shareholder deems necessary or appropriate in connection with evaluating the merits of an investment in Scoop.

                    (d) Each Shareholder represents that he has carefully read this Section 3.3 and discussed its requirements and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the Scoop Stock to the extent he felt necessary with his counsel and will not make any sale, transfer or other disposition of the Scoop Stock in violation of the Securities Act or the rules and regulations thereunder.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SCOOP

          Scoop hereby represents and warrants to MKID and the Shareholders as follows:

          Section 4.1. CORPORATE ORGANIZATION. Scoop is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Scoop has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have or reasonably be expected to have a Material Adverse Effect on Scoop. The copies of the Certificate of Incorporation and Bylaws of Scoop, which have previously been made available to MKID, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          Section 4.2. CAPITALIZATION. The authorized capital stock of Scoop consists of 20,000,000 shares of common stock, par value $.001 per share ("Scoop Common Stock") and 5,000,000 shares of preferred stock ("Scoop Preferred Stock"). At the close of business on March 31, 1998, there were 5,501,214 shares of Scoop Common Stock outstanding, no shares of Scoop Preferred Stock designated, and no shares of Scoop Common Stock held in Scoop's treasury and, except for such shares, there were no other shares of Scoop capital stock outstanding. On March 31, 1998, 1,475,000 shares of Scoop Common Stock were available for issuance under the 1996 Stock Incentive Plan of Scoop, Inc. (the "Scoop Stock Option Plan"), and no shares of Scoop capital stock were reserved for any other purpose, except for shares reserved with respect to the options and warrants set forth in Section 4.2 of the disclosure schedule of Scoop delivered to MKID concurrently herewith (the "Scoop Disclosure Schedule"). All of the issued and outstanding shares of the Scoop Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except (i) as set forth in Section 4.2 of the Scoop Disclosure Schedule or as set forth elsewhere in this Section 4.2, Scoop does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Scoop Common Stock or Scoop Preferred Stock or any other equity securities of Scoop or any securities representing the right to purchase or otherwise receive any shares of Scoop Common Stock or Scoop Preferred Stock or any other equity securities of Scoop. There are no bonds, debentures, notes or other indebtedness of Scoop having the right to vote (or convertible into, or exchangeable for, securities having the right to vote)
on any matters on which shareholders of Scoop may vote.   Except as set forth
in Section 4.2 of the Scoop Disclosure Schedule, since December 31, 1997, Scoop has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of employee stock options granted prior to such date and as disclosed in Section 4.2 of the Scoop Disclosure Schedule. The shares of Scoop Common Stock to be issued pursuant to the Transaction will be duly authorized and validly issued and, at the Closing, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          Section 4.3.    AUTHORITY; NO VIOLATION.

                    (a) Scoop has full corporate power and authority to execute and deliver this Agreement and the other documents contemplated to be executed and delivered by Scoop in connection with the transactions contemplated hereby (this Agreement, together with such other documents, collectively, the "Scoop Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of Scoop Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Scoop and no other corporate proceedings on the part of Scoop are necessary to approve Scoop Documents and to consummate the transactions contemplated hereby and thereby except for obtaining the approval of Scoop's shareholders. Each of Scoop Documents has been duly and validly executed and delivered by Scoop and (assuming due authorization, execution and delivery by Scoop) this Agreement constitutes a valid and binding obligation of Scoop, enforceable against Scoop in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                    (b) Neither the execution and delivery of Scoop Documents by Scoop nor the consummation by Scoop of the transactions contemplated hereby and thereby, nor compliance by Scoop with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Scoop, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Scoop or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Scoop under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Scoop is a party, or by which Scoop or any of its properties or assets may be bound or affected, except (in the case of clause (ii) and (iii) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have and would not reasonably be expected to have a Material Adverse Effect on Scoop, or which are disclosed in Section 4.3(b) of the Scoop Disclosure Schedule.

          Section 4.4. CONSENTS AND APPROVALS. No consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are necessary in connection with (A) the execution and delivery by Scoop of Scoop Documents and (B) the consummation by Scoop of the Transaction and the other transactions contemplated hereby and thereby, except for such filings and approvals as may be required by Scoop or the Shareholders under Delaware law, with the SEC (proxy statement) or with Nasdaq (list additional shares) in respect of the Transaction or which are disclosed in Section 4.4 of the Scoop Disclosure Schedule.

          Section 4.5. VOTE REQUIRED. The affirmative vote of at least a majority of the outstanding shares of Scoop Common Stock is the only vote of the holders of any class or series of Scoop's capital stock necessary (under applicable law or otherwise) to approve the Scoop Vote Matters (as defined in the next sentence). The "Scoop Vote Matters" shall mean (i) a proposal to approve this Agreement and the transactions contemplated hereby, (ii) a proposal to approve an amendment to Scoop's Certificate of Incorporation to increase the number of authorized shares of Scoop Common Stock to at least 40,000,000 and to effect a reverse split (at least 1 for 4) of Scoop Common Stock and (iii) a proposal to approve the issuance of securities of the Company in connection with the offering by the Company referred to in Section 7.1(b) hereof.

          Section 4.6. SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Scoop has timely filed all required reports, schedules, forms, statements and other documents with the SEC since April 9, 1997 (the "Scoop SEC Documents"). All of the Scoop SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Scoop SEC Documents. None of the Scoop SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed Scoop SEC Documents. The consolidated financial statements of Scoop included in the Scoop SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Scoop as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for those liabilities that (i) are fully reflected or reserved against on the consolidated balance sheet of Scoop included in the Scoop Form 10-KSB for the year ended December 31, 1997, (ii) were incurred in the ordinary course of business consistent with past practice since December 31, 1997 or (iii) are disclosed in Section 4.6 of the Scoop Disclosure Schedule, Scoop has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on Scoop. The books and records of Scoop have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          Section 4.7. BROKER'S FEES. Except as disclosed in Section 4.7 of the Scoop Disclosure Schedule, neither Scoop nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by the Scoop Documents. The fees payable to the brokers and/or finders set forth in Section 4.7 of the Scoop Disclosure Schedule shall be paid by the Shareholders.

          Section 4.8.    ABSENCE OF CERTAIN CHANGES OR EVENTS.

                    (a) Except as publicly disclosed in Scoop SEC Documents filed prior to the date hereof, since December 31, 1997, no event (including, without limitation, any act of God) has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Scoop.

                    (b) Except as set forth in Section 4.8 of the Scoop Disclosure Schedule or as publicly disclosed in Scoop SEC Documents filed prior to the date hereof, since December 31, 1997, Scoop has carried on its business in all material respects in the ordinary course of business, and Scoop has not (i) except for normal increases in the ordinary course of business consistent with past practice and except as required by applicable law, increased the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any named executive officer (within the meaning of Regulation S-K of the SEC) or director, other than persons newly hired for such positions, from the amount thereof in effect as of December 31, 1997, or granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, in each case to any such named executive officer or director, other than pursuant to preexisting agreements or arrangements; (ii) made any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Scoop's capital stock; (iii) effectuated any split, combination or reclassification of any of Scoop's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock; (iv) made any change in accounting methods, principles or practices by Scoop, except insofar as may have been disclosed in the Scoop SEC Documents or required by a change in GAAP; or (v) suffered any strike, work stoppage, slow-down or other labor disturbance. As of the date of this Agreement, Rand Bleimeister is the only employee of Scoop who receives annual compensation in an amount exceeding $100,000. The terms of Mr. Bleimeister's employment arrangement are set forth in Section 4.8 of the Scoop Disclosure Schedule.

          Section 4.9.    LEGAL PROCEEDINGS.

                    (a) Except as set forth in Section 4.9(a) of the Scoop Disclosure Schedule or as publicly disclosed in Scoop SEC Documents filed prior to the date hereof, Scoop is not a party to any, and there are no pending or, to the best of Scoop's knowledge after due inquiry, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Scoop or challenging the validity or propriety of the transactions contemplated by the Scoop Documents as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Scoop.

                    (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Scoop or the assets of Scoop which has had, or would reasonably be expected to have, a Material Adverse Effect on Scoop.
          Section 4.10.   TAXES AND TAX RETURNS.

                    (a) Scoop has timely filed or caused to be filed (or has timely filed for an extension for the filing of) all Tax Returns with respect to Scoop, except where the failure to file timely such Tax Returns would not have and would not reasonably be expected to have a Material Adverse Effect on Scoop. All Taxes due, whether or not shown to be due on such Tax Returns, have been paid or adequate reserves have been established for the payment of such Taxes, except where the failure to pay or establish adequate reserves would not have and would not reasonably be expected to have a Material Adverse Effect on Scoop. No material (i) audit or examination,
(ii) deficiencies for any taxes have been proposed, asserted or assessed or
(iii) refund litigation with respect to any Tax Return is pending. All material Tax Returns filed by Scoop are complete and accurate in all material
respects.    Since the date of the financial statements most recently filed in Scoop SEC Documents, Scoop has not incurred any liability for taxes other than in the ordinary course of business. To the best knowledge of Scoop after due inquiry, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material tax described in the preceding sentence will be imposed upon Scoop. To the best knowledge of Scoop after due inquiry, no deficiencies for any taxes have been proposed, asserted or assessed against Scoop, and no requests for waivers of the time to assess any such taxes are pending.

          Section 4.11.   EMPLOYEES.

                    (a) Section 4.11(a) of the Scoop Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Scoop Plans") by Scoop or by any trade or business, whether or not incorporated (a "Scoop ERISA Affiliate"), all of which together with Scoop would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

                    (b) Scoop shall make available to MKID true and complete copies of each of the Scoop Plans and all related documents, including but not limited to (i) the actuarial report for such Scoop Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Scoop Plan.

                    (c) Except as set forth in Section 4.11(c) of the Scoop Disclosure Schedule, (i) each of the Scoop Plans has been operated and administered in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Scoop Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Scoop Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Scoop Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Scoop Plan's actuary with respect to such Scoop Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Scoop Plan allocable to such accrued benefits, (iv) no Scoop Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Scoop or any Scoop ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Scoop or the Scoop ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Scoop or any Scoop ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Scoop or any Scoop ERISA Affiliate of incurring a material liability thereunder, (vi) no Scoop Plan is a multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Scoop as of the Closing with respect to each Scoop Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) since October 1, 1997 neither Scoop nor any Scoop ERISA Affiliate has engaged in a transaction in connection with which Scoop or any Scoop ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Scoop after due inquiry there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Scoop Plans or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect on Scoop.

                    (d) Except as set forth in Section 4.11(d) of the Scoop Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan or any policy or arrangement, any employment, severance or other agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director. The only severance agreements or severance policies applicable to Scoop are the agreements and policies specifically referred to in Section 4.11(d) of the Scoop Disclosure Schedule, and there are no other employment or severance contracts or other agreements requiring payments to be made on a change of control or otherwise as a result of the consummation of any of the transactions hereunder.

          Section 4.12. COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in Section 4.12 of the Scoop Disclosure Schedule, Scoop holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Scoop, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Scoop, and Scoop does not know of, or has not received notice of, any material violations of any of the above which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on Scoop.

          Section 4.13.   CERTAIN CONTRACTS.

                    (a) Except as set forth in Section 4.13(a) of the Scoop Disclosure Schedule, Scoop is not a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (ii) which materially restricts the conduct of any line of business by Scoop, (iii) evidencing or concerning any loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Scoop is evidenced or (iv) with or to a labor union or guild (including any collective bargaining agreement). Scoop has made available to MKID true and correct copies of all employment, consulting and deferred compensation agreements to which Scoop is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.13(a), other than Scoop Documents, whether or not set forth in
Section 4.13(a) of the Scoop Disclosure Schedule, is referred to herein as a "Scoop Contract," and Scoop does not know of, or has not received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect on Scoop.

                    (b) Except as set forth in Section 4.13(b) of the Scoop Disclosure Schedule, (i) each Scoop Contract is valid and binding and in full force and effect, (ii) Scoop has in all material respects performed all obligations required to be performed by it to date under each Scoop Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Scoop under any such Scoop Contract, except, in each case, where any such invalidity, failure to be binding, failure to so perform or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect on Scoop.

          Section 4.14. ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably would be expected to result in the imposition, on Scoop of any liability or obligation arising under any Environmental Law, pending or, to the best knowledge of Scoop after due inquiry, threatened, against Scoop, which liability or obligation would reasonably be expected to have a Material Adverse Effect on Scoop. To the best knowledge of Scoop after due inquiry, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have a Material Adverse Effect on Scoop. To the best knowledge of Scoop after due inquiry, during or prior to the period of (i) its ownership or operation of any of their respective current properties, (ii) its participation in the management of any property, or
(iii) its holding of a security interest or other interest in a property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property. Scoop is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law that would reasonably be expected to have a Material Adverse Effect on Scoop.

          Section 4.15. TERMINATION OF BUSINESS RELATIONSHIPS. Except as set forth in Section 4.15 of the Scoop Disclosure Schedule, no supplier of Scoop, and no person presently a customer, agent, employee or independent contractor, licensor or licensee of Scoop, has evidenced to Scoop any intention to cancel or otherwise terminate its business relationship with Scoop.

          Section 4.16. CONDITION OF BUILDINGS AND PERSONAL PROPERTY. All of the buildings, fixtures, machinery and equipment owned or used by Scoop are in good operating condition and repair, and comply in all material respects with applicable zoning, building and fire codes.

          Section 4.17. INSURANCE. Scoop has valid, outstanding and enforceable policies of insurance issued by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by persons in the same or similar lines of business, in coverage amounts normally carried by such persons and in any event sufficient to avoid Scoop being liable as co-insurer. Scoop has had general third-party liability coverage continuously in effect for at least one year. All such policies will remain in effect at least through June 28, 1998.

          Section 4.18. ALL BUSINESS CONDUCTED BY SCOOP. The business and operations of Scoop are conducted exclusively by it, and not by any other business entity whether or not affiliated with Scoop.

          Section 4.19. TRADE SECRETS, PATENTS, COPYRIGHTS, TRADEMARKS, SERVICE MARKS, TRADE NAMES, KNOW-HOW. Section 4.19 of the Scoop Disclosure Schedule contains detailed information (including where applicable the federal registration number and the date of registration or application for registration and the name in which registration was applied for) concerning:
(i) any Proprietary Matter held by Scoop or any person affiliated with Scoop; and (ii) any licenses granted by Scoop to others under any Proprietary Matter. To the best of Scoop's knowledge, none of Scoop's Proprietary Matter is being infringed upon by any other person or entity and no proceedings have been instituted or threatened (or, to the best of Scoop's knowledge after due inquiry, are pending) that challenge the validity of the ownership or use of any Proprietary Matter by Scoop. Scoop owns (or possesses adequate and enforceable licenses or other rights to use) all Proprietary Matter now used or proposed to be used in their respective businesses and Scoop has not received any notice of conflict with the asserted rights of others with respect to any Proprietary Matter. None of Scoop's confidential information has been misappropriated from others.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 5.1. CONDUCT OF BUSINESSES PRIOR TO THE CLOSING. Except as set forth in the MKID Disclosure Schedule or the Scoop Disclosure Schedule, as the case may be, during the period from the date of this Agreement to the Closing, except as expressly contemplated or permitted by this Agreement or as required by applicable law, each of MKID and Scoop shall
(i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and
(iii) take no action which would reasonably be expected to adversely affect or delay the ability of either MKID or Scoop to obtain any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or to perform its covenants and agreements under MKID Documents or the Scoop Documents, as the case may be.

          Section 5.2. FORBEARANCES. Except as set forth in Section 5.2 of the MKID Disclosure Schedule or Section 5.2 of the Scoop Disclosure Schedule, as the case may be, during the period from the date of this Agreement to the Closing and, except as expressly contemplated or permitted by this Agreement or as required by applicable law, rule or regulation, neither MKID nor Scoop shall, without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed (except with respect to clause (e)):

                    (a) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, voting securities or other ownership interests, or grant any stock appreciation rights or grant any individual, corporation or other entity any right or option to acquire any shares of its capital stock, voting securities or other ownership interests; or repurchase, redeem or otherwise acquire any shares of its capital stock or any capital stock, voting securities or ownership interests in any subsidiary; or issue any additional shares of capital stock, voting securities or other ownership interests except pursuant to (A) an offering or private placement of Scoop securities as contemplated by this Agreement, (B) the exercise of stock options outstanding as of the date hereof or (C) acquisitions and investments permitted by paragraph (b) hereof;

                    (b) except for (i) transactions in the ordinary course of business consistent with past practice, or (ii) acquisitions of an entity or business having assets not exceeding 10% of the consolidated assets of MKID or Scoop, as applicable, on a pro forma basis giving effect to such transaction, make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof;

                    (c) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, in each case that is material to such party, other than renewals of contracts and leases without materially adverse changes of terms thereof;

                    (d) incur any liability for indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other liability;

                    (e) increase the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees other than in the ordinary course of business consistent with past practice but in no event in an aggregate amount exceeding $50,000, or become a party to, amend or commit itself to any material pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

                    (f)   [Omitted];

                    (g) take any action that would prevent or impede the Transaction from qualifying (i) for the purchase method of accounting or (ii) as a reorganization within the meaning of Section 368(a)(1)(B) of the Code;

                    (h) amend its certificate of incorporation, bylaws or similar governing documents in any case in a manner that would materially and adversely affect any party's ability to consummate the Transaction or the economic benefits of the Transaction to either party;

                    (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing, or in any of the conditions to the Transaction set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                    (j) make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate;

                    (k) make any change in accounting methods, principles or practices, except as required by a change in GAAP; or

                    (l) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

          Section 5.3. DISPOSITION OF SCOOP BUSINESSES. Scoop shall use reasonable efforts to sell its on-line information services division to a third party purchaser and shall be permitted to sell, transfer or otherwise dispose of such division and any of its other assets or businesses, including its reprint business, without the consent of MKID; provided, however, that Scoop may not (i) sell its on-line business for an aggregate of less than $400,000 or (ii) sell its reprint business for an aggregate of less than $750,000, without the consent of MKID.

          Section 5.4. DISPOSITIONS BY MKID. MKID shall not, and shall not permit any of its subsidiaries, if any, to, without the prior written consent of Scoop, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case that is material to such party.

          Section 5.5. NO SOLICITATION OF TRANSACTIONS. Neither MKID nor Scoop shall authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a Transaction Proposal (as defined below), or recommend or endorse any Transaction Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a Transaction Proposal; provided, however, that in response to a bona fide, written

Transaction Proposal submitted to the Board of Directors of Scoop, Scoop may, and may authorize and permit its officers, directors, employees or agents to, provide third parties with nonpublic information, otherwise facilitate any effort or attempt by any third party to make or implement such Transaction Proposal, recommend or endorse any such Transaction Proposal with or by any third party, and participate in discussions and negotiations with any third party relating to any such Transaction Proposal, if (i) the Board of Directors of Scoop, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the failure to do so would cause the members of such Board of Directors to breach their fiduciary duties under applicable law and (ii) if the third party has entered
a confidentiality agreement with Scoop.   MKID and Scoop shall each
immediately, and in any event no more than 24 hours after the receipt thereof, advise the other orally and in writing following the receipt by it of any offer, proposal, inquiry regarding a Transaction Proposal and the details thereof including material terms and the identity of the party making it, and advise the other of any developments, including, in the case of any Transaction Proposal received by Scoop, the status and content of any negotiations conducted by Scoop pursuant to the provision of the preceding sentence, with respect to such Transaction Proposal immediately upon the occurrence thereof. MKID and Scoop will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than MKID and Scoop with respect to any of the foregoing. As used in this Agreement, "Transaction Proposal" shall mean, with respect to any person, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving such person or any proposal or offer to acquire in any manner a substantial equity interest in, or all or a substantial portion of the assets of, such person, any proposal or offer with respect to any recapitalization or restructuring with respect to such person or any proposal or offer with respect to any transaction similar to the foregoing with respect to such person, other than the transactions contemplated or permitted by this Agreement.

                                    ARTICLE VI.

                             ADDITIONAL AGREEMENTS

          Section 6.1.    REGULATORY MATTERS.

                    (a) Scoop shall at its expense promptly prepare and file with the SEC a preliminary version of a proxy statement to be distributed to Scoop stockholders relating to the Scoop Voting Matters (the "Proxy Statement"). Scoop shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and MKID shall furnish all information concerning MKID and the holders of MKID Common Stock as may be reasonably requested in connection with any action contemplated by this Section 6.1.

                    (b) The parties hereto shall cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Transaction), to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities, and to defend any lawsuits or other legal proceedings challenging this Agreement and the transactions contemplated by this Agreement. MKID and Scoop shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Scoop or MKID, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. In connection with and without limiting the foregoing, Scoop and MKID and their respective Boards of Directors shall (i) take all reasonable action necessary so that no "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under state or federal laws of the United States or similar statue or regulation is or becomes applicable to the transactions contemplated under this Agreement and (ii) if any such statute becomes applicable to the transactions contemplated under this Agreement, take all action necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by such agreements, and otherwise minimize the effect of such statutes on such transactions.

                    (c) MKID and Scoop shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Scoop or MKID to any Governmental Entity in connection with the Transaction and the other transactions contemplated by this Agreement.

                    (d) MKID and Scoop shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined herein) will not be obtained or that the receipt of any such approval will be materially delayed.

          Section 6.2.    ACCESS TO INFORMATION.

                    (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of MKID and Scoop shall afford to the officers, employees, accountants, counsel and other representatives of the other property access, during normal business hours during the period prior to the Closing, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, each of MKID and Scoop shall make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents which MKID or Scoop, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such other party may reasonable request. Neither MKID nor Scoop shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                    (b) Each of MKID and Scoop shall hold all information furnished by the other party or any of such party's representatives pursuant to Section 6.2(a) in confidence.

                    (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

          Section 6.3. STOCKHOLDERS' APPROVALS. Scoop shall duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as practicable following the date hereof for the purpose of obtaining the approval of its shareholders in connection with the Scoop Vote Matters. Subject to the provisions of the next sentence, Scoop shall, through its Board of Directors, recommend to its shareholders approval of such matters. The Board of Directors of Scoop may fail to make such recommendation, or withdraw, modify or change any such recommendation in a manner adverse to MKID and the Shareholders, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of the members of such Board of Directors under applicable law.

          Section 6.4.    LEGAL CONDITIONS TO TRANSACTION.

                    (a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts, (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Transaction and, subject to the conditions set forth in
Article VII hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by such party in connection with the Transaction and the other transactions contemplated by this Agreement.

                    (b) Subject to the terms and conditions of this Agreement, each party agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

          Section 6.5.    [Omitted].

          Section 6.6. STOCK EXCHANGE LISTING. Scoop shall use its best efforts to cause the Common Shares and the shares of Scoop Common Stock which will be issuable upon conversion of the Preferred Shares to be approved for listing on the NASDAQ SmallCap Market, subject to official notice of issuance, prior to the Closing.

          Section 6.7.    [Omitted]

          Section 6.8.    DIRECTORS' AND OFFICERS' INSURANCE.

                    (a) For a period of six years from the Effective Time, Scoop shall use its best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of Scoop (determined as of the Effective Time) with respect to claims against such officers and directors arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Scoop provided, however, that the annual premiums for such coverage will not exceed 125% of the annual premiums currently paid by Scoop for such coverage; provided, further, that officers and directors of Scoop may be required to make application and provide customary representations and warranties to Scoop's insurance carrier for the purpose of obtaining such insurance; and provided, further, that such coverage will have a single aggregate for such six-year period in an amount not less than the annual aggregate of such coverage currently provided by Scoop.

                    (b) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each present and former officer and director of Scoop (determined as of the Effective Time) and his or her heirs and representatives.

          Section 6.9. ADDITIONAL AGREEMENTS. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties and their proper officers shall take all such necessary action.

          Section 6.10. ADVICE OF CHANGES. The parties shall promptly advise each other of any change or event which, individually or in the aggregate with other such changes or events, has a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

          Section 6.11. TAX TREATMENT. The parties shall use their commercially reasonable best efforts to cause the Transaction to qualify as a reorganization under the provisions of Sections 368(a)(1)(B) of the Code.
The Shareholders acknowledge and agree, however, that they are relying solely on the tax opinion referred to in Section 7.2(c) regarding the characterization of the Transaction for income tax purposes, and none of them is relying on any representation, warranty or advice of Scoop or any of its representatives regarding the characterization or treatment of the Transaction for tax purposes.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

          Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTION. The respective obligations of each party to effect the Transaction shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) STOCKHOLDER APPROVAL. The Scoop Vote Matters shall have been approved by the requisite affirmative vote of the holders of Scoop Common Stock entitled to vote thereon.

                  (b) COMPLETION OF SCOOP OFFERING. Scoop shall have successfully completed a private or public offering of equity or debt securities of Scoop from which it shall have received net proceeds of no less than $5.0 million.

                  (c) FAIRNESS OPINION. Scoop shall have received an opinion from an independent investment bank to the effect that the consideration to be paid by Scoop for MKID Shares is fair, from a financial point of view, to the shareholders of Scoop.

                  (d)     [Omitted].

                  (e)     [Omitted].

                  (f)     [Omitted]

                  (g) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby, including the approval of the Office of the Chief Scientist of the Israeli Ministry of Trade and Industry and of the Israel Investment Center, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals") and no such approval shall contain any conditions or restrictions which the Board of Directors of Scoop or counsel to the Shareholder reasonably determines will have or can reasonably be expected to have a Material Adverse Effect on Scoop.

                  (h) INVESTOR REPRESENTATIONS. Each person, other than the Shareholders, who receives securities of Scoop in connection with the Transaction shall furnish Scoop with an executed certificate certifying, among other things, that such party is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended, and is acquiring the shares without a view to redistribution.

                  (i) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Transaction or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Transaction.

                  (j) CONSENTS. All consents and waivers from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties which, if not obtained, would not result in a Material Adverse Effect on Scoop.

                  (k)     [Omitted].

                  (l) NO MATERIAL ADVERSE CHANGE. After the date of this Agreement, there shall not have been any change, circumstance or event which has or would reasonably be expected to have a Material Adverse Effect on Scoop or MKID; provided, however, that for purposes of this paragraph 7.1(l), a sale of all or any portion of the assets of Scoop shall not be considered to have a Material Adverse Effect on Scoop.

          Section 7.2 CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS. The obligation of Shareholders to effect the Transaction is also subject to the satisfaction or, except with respect to subparagraph (d) hereof, waiver by the Shareholders at or prior to the Closing of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of Scoop set forth in Sections 4.2, 4.3(a) and 4.8(a) of this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date and (ii) the representations and warranties of Scoop set forth in this Agreement other than those specifically enumerated in clause (i) hereof shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause (ii), no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause (ii), such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Scoop. Shareholders shall have received a certificate signed on behalf of Scoop by the Chief Executive Officer of Scoop to the foregoing effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF SCOOP. Scoop shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Shareholders shall have received a certificate signed on behalf of Scoop by the Chief Executive Officer of Scoop to such effect.

                  (c) FEDERAL TAX OPINION. Shareholders shall have received an opinion of Silverstein & Mullens, special tax counsel to Shareholders, in form and substance reasonably satisfactory to MKID, dated as of the Closing, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Closing, the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the Code and that accordingly:

                          (1)    No gain or loss will be recognized by
     Shareholders or Scoop as a result of the Transaction;

                          (2)    [Omitted]; and

                          (3) The tax basis of the Scoop PS received by Shareholders in the Transaction will be the same as the tax basis of MKID Shares surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

          In rendering such opinion, Silverstein & Mullens may require and rely upon representations and covenants including those contained in certificates of officers of Shareholders, Scoop and others.

                  (d) OPINION OF SCOOP'S COUNSEL. Shareholders shall have received an opinion from Latham & Watkins or, in the case of paragraph (5) below, Daniel L. Pelekoudas, Esq. to the effect that:

                          (1) this Agreement has been duly authorized, executed and delivered by Scoop;

                          (2) the definitive certificates representing the Preferred Shares have been duly authorized by the Board of Directors of Scoop and, when signed by Scoop and duly countersigned by the Company's transfer agent and registrar and delivered to the Shareholders against payment of the agreed consideration therefor in accordance with this Agreement, the Preferred Shares represented thereby will be validly issued, fully paid and nonassessable.

                          (3) the Common Shares to be issued and sold by Scoop pursuant to this Agreement have been duly authorized and, when issued to and paid for by the Shareholders in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

                          (4) the shares of Common Stock issuable upon the conversion of the Preferred Shares in accordance with the Certificate of Designation have been duly authorized and reserved for issuance by the Board of Directors of Scoop, and when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

                          (5) the execution and delivery of this Agreement by the Company does not (i) result in the violation by the Company of its Certificate of Incorporation or Bylaws or (ii) result in a breach of or default under any of the material agreements that are listed in
     Section 4.13(a) of the Scoop Disclosure Schedule.

                  (e)     EMPLOYMENT AGREEMENT WITH RAND BLEIMEISTER.   Scoop
and Rand Bleimeister shall have entered into a mutually acceptable employment agreement which supersedes, as of the Closing, Mr. Bleimeister's current employment and options arrangement, including, without limitation, all provisions relating to salary, term of employment, severance and stock options.

                  (f) PAYMENT TO PMD. Scoop shall have made the payment to PMD which is referred to in Section 1.5.

                  (g) MAXIMUM NUMBER OF SHARES UNDERLYING OPTIONS AND WARRANTS. As of the Closing Date, the total number of Common Shares underlying outstanding options and warrants issued by Scoop shall not exceed 500,000 and they exercise price of such options and warrants shall not be less than $1.37.

          Section 7.3 CONDITIONS TO OBLIGATIONS OF SCOOP. The obligation of Scoop to effect the Transaction is also subject to the satisfaction or waiver by Scoop at or prior to the Closing of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of MKID set forth in Sections 2.2, 2.3(a) and 2.9(a) of this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the

Closing Date and (ii) the representations and warranties of Shareholders and MKID set forth in this Agreement other than those specifically enumerated in clause (i) hereof shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause (ii), no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause (ii), such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on MKID. Scoop shall have received a certificate signed on behalf of MKID to the foregoing effect.

                    (b) PERFORMANCE OF OBLIGATIONS OF SHAREHOLDERS. MKID and the Shareholders shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Scoop shall have received a certificate signed on behalf of MKID to such effect.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

          Section 8.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                    (a) by mutual consent of the parties in a written instrument;

                    (b)   [Omitted].

                    (c) by either the Shareholders or the Board of Directors of Scoop if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Transaction and such denial has become final and nonappealable or (ii) an Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                    (d) by either the Shareholders or the Board of Directors of Scoop if the Transaction shall not have been consummated on or before July 31, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                    (e) by either the Shareholders or the Board of Directors of Scoop (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if the other party shall have breached (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein, and in either case, such breach (x) is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VII hereof;

                    (f) by either the Shareholders or the Board of Directors of Scoop if any approval of the stockholders of Scoop contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

                    (g) by the Board of Directors of Scoop, if there exists at such time a Transaction Proposal for Scoop and the Board of Directors of Scoop, after having consulted with and considered the advice of outside legal counsel, reasonably determines in good faith that such action is necessary in the exercise of its fiduciary duties under applicable laws; provided, however, that prior to terminating this Agreement pursuant to this paragraph
(g) Scoop shall have given the Shareholders at least 48 hours advance actual notice of any such proposed termination; or

                    (h) by either the Shareholders or the Board of Directors of Scoop, if the Board of directors of Scoop shall have withdrawn, modified or changed in a manner adverse to the Shareholders its approval or recommendation of the Scoop Vote Matters.

          Section 8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either MKID or Scoop as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the parties or any of their officers or directors shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except Sections 6.2(b), 8.2, and 9.3 shall survive any termination of this Agreement.

          Section 8.3. AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto at any time.

          Section 8.4. EXTENSION; WAIVER. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX.

                              GENERAL PROVISIONS

          Section 9.1. CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the Transaction (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which unless otherwise agreed by the parties shall be no later than two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the "Closing Date").

          Section 9.2. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; AGREEMENTS OF SHAREHOLDERS ARE SEVERAL AND NOT JOINT, ETC. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing. All of the representations and warranties of Shareholders are made by each Shareholder only as to himself or herself. No Shareholder shall be liable for any misrepresentation or breach of any covenant by any other Shareholder or by MKID.

          Section 9.3. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that Scoop shall at the Closing pay the legal fees of each of (i) Bachar & Presenti (not to exceed $20,000) and (ii) Oscar D. Folger, as counsel to MKID, including legal fees accrued prior to the preparation and negotiation of this Agreement.

          Section 9.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed driven if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to Scoop, to:

               Scoop, Inc.
               2540 Red Hill Avenue
               Santa Ana, California 92705
               Attention:  Rand Bleimeister
               Fax No.:  (714) 225-6010

               With a copy to:

               Latham & Watkins
               650 Town Center Drive
               Costa Mesa, California 92626
               Attention:  William J. Cernius
               Fax No.:  (714) 755-8290

               If to MKID, or to the Shareholders, to:

               Multimedia K.I.D., Inc.
               23 Haluzat Hapardesanut
               Petah-Tikvah, Israel
               Attention:  Pessie Goldenberg
               Fax No.:

               with a copy to:

               Oscar D. Folger, Esq.
               521 Fifth Avenue, 24th floor
               New York, New York 10175
               Fax No.: (212) 697-7833

          Section 9.5. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require MKID or Scoop or their respective Affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation.

          Section 9.6. COUNTERPARTS AND FACSIMILE. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile.

          Section 9.7. ENTIRE AGREEMENT. This Agreement (together with the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written an oral, among the parties with respect to the subject matter hereof, other than the MKID Documents, and the Scoop Documents.

          Section 9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law. This Agreement was negotiated in substantial part in Orange County, California, and the federal and state courts in Orange County, California shall have exclusive jurisdiction over all matters relating to this Agreement.

          Section 9.9. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          Section 9.10. PUBLICITY. Except as otherwise required by applicable law or the rules of the Nasdaq SmallCap Market, neither party shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

          Section 9.11. ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 9.12.   [Omitted].

          Section 9.13. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          IN WITNESS WHEREOF, MKID, the Shareholders and Scoop have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              SCOOP, INC. ("Scoop"),
                              a Delaware corporation

                              By: /s/  RAND BLEIMEISTER
                                  ------------------------------------------
                                  Name:   Rand Bleimeister
                                  Title:  Chief Executive Officer


                              MULTIMEDIA KID - INTELLIGENCE IN EDUCATION LTD. ("MKID")

                              By: /s/ PESSIE GOLDENBERG
                                  ------------------------------------------
                                  Name:   Pessie Goldenberg
                                  Title:  Chief Executive Officer


                              SHAREHOLDERS:


                              /s/ PESSIE GOLDENBERG
                              ----------------------------------------------
                              Pessie Goldenberg


                              /s/ ZAHAVA RUBNER
                              ----------------------------------------------
                              Zahava Rubner


                              /s/ NAOMI BODNER
                              ----------------------------------------------
                              Naomi Bodner


                              /s/ LAURA HUBERFELD
                              ----------------------------------------------
                              Laura Huberfeld

                                   EXHIBIT A

There is hereby created a series of the Preferred Stock of this corporation to consist of 2,000 shares of Series A Preferred Stock (the "Series A Preferred Stock"), $.001 par value per share, which this corporation now has authority to issue.

1.   Designation.

     (a) The distinctive designation of the "Series A Preferred Stock" shall be the "Series A Preferred Stock." The number of shares of Series A Preferred Stock shall be 2,000.

     (b) The Series A Preferred Stock is hereinafter sometimes referred to as the "Preferred Stock."

2.   Preference on Liquidation.

     (a) For purposes of this Certificate of Designation and the Company's Certificate of Incorporation, (i) any series of preferred stock of the Company entitled to dividends and liquidation preference on a parity with the Series A Preferred Stock shall be referred to as "Parity Preferred Stock," (ii) any series of preferred stock ranking senior to the Series A and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Senior Stock," and (iii) the common stock and any series of preferred stock ranking junior to the Series A and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Junior Stock." As of the date of this Certificate of Designation there is not outstanding any Parity Preferred Stock.

     (b) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of the Series A Preferred Stock and Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Junior Stock or common stock by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of shares of the Series A Preferred Stock shall be $250 per share, plus accrued and unpaid dividends. If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock shall be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of the Series A Preferred Stock and Parity Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Series A Preferred Stock and Parity Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid.

     (c) Neither the consolidation nor merger of the Company nor the sale, lease or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.

3. Dividends. Upon the payment of any dividend in respect of the common stock (a "Common Dividend"), there shall be paid in respect of each share of Preferred Stock a dividend equal to the amount of the Common Dividend which shall be payable in respect of the number of shares of common stock into which such share of Preferred Stock shall then be convertible.

4.   Conversion.

     (a) The holder shall have the right at any time in its sole discretion, to convert each share of the Series A Preferred Stock, in whole or in part, into a number of shares of common stock equal to 975 [aggregate of 1,950,000] or, if greater, the greatest of the following amounts:

          (i) 9,933.3335 [aggregate of 19,866,667] times an amount (not greater than one) equal to the Company's consolidated 1998 revenues divided by $3 million, less 630 for each $1 million by which such revenues are less than $3 million (pro rated for shortfalls of less than $1 million);

          (ii) 9,933.3335 times an amount (not greater than one) equal to the Company's consolidated 1998 and 1999 total consolidated revenues divided by $5 million, less 630 for each $1 million by which such revenues are less than $5 million (pro rated for shortfalls of less than $1 million);

          (iii) 9,933.3335 times an amount (not greater than one) equal to the Company's consolidated 1998, 1999 and 2000 total consolidated revenues divided by $7.5 million, less 630 for each $1 million by which such revenues are less than $7.5 million (pro rated for shortfalls of less than $1 million).

     (b) Fractional shares of common stock shall be rounded down to the nearest whole number of shares.

     (c) The Preferred Stock shall automatically convert into common stock on March 31, 2004 at the then applicable conversion ratio as aforesaid.

     (d) In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice (by fax or overnight courier service or personal delivery) of such election and shall surrender his Preferred Stock to the Company for cancellation. Conversion shall be effective upon the giving of such notice provided that the certificate for the converted Preferred is received by the Company within three days thereafter. The Company shall, within three business days after receipt by the Company of notice of conversion and the Preferred being converted, deliver irrevocable instructions to its transfer agent (with a copy to Holder) to issue on an expedited basis the shares of Common Stock issuable on such conversion.

     (e) If any capital reorganization or reclassification of the common stock, or consolidation, or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The Holder of the Preferred Stock shall from and after the date of such reorganization or sale have the right to receive (in lieu of the shares of common stock of the Company immediately theretofore receivable with respect to the Preferred, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such common stock immediately theretofore receivable with respect to the Preferred (assuming the Preferred were then convertible). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

5. Voting Rights. Each share of Series A Preferred Stock shall be entitled to 70% of one vote for each share of common stock into which it is then convertible, and shall vote as one class with the holders of common stock, except as may otherwise be required by law.

6. Except as otherwise provided herein, the Series A Preferred Stock and the common stock shall have the same rights and preferences on a share for share basis.

                  [formal Delaware law provisions - to come]